Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Citigroup Alternative Investments Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Citigroup Alternative Investments Trust for the period ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Citigroup Alternative Investments Trust for the stated period.

/s/Reaz Islam Reaz Islam President, Citigroup Alternative Investments Trust	/s/Jeffrey Traum Jeffrey Traum Treasurer, Citigroup Alternative Investments
Dated: 9/07/2007	Dated: 9/07/2007

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Citigroup Alternative Investments Trust for purposes of Section 18 of the Securities Exchange Act of 1934.